UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Recent Developments
     On September 21, 2009, Spirit AeroSystems Holdings, Inc. (the “Company”, “we”, “us” or “our”) announced that it expects its revenues and operating income performance for the third quarter of 2009 to be improved from the strike-impacted third quarter of 2008. Deliveries during the first two months of the third quarter have been consistent with those forecasted for the third quarter and last six months of 2009. The Company also announced that it is reaffirming its full year 2009 guidance for revenues, earnings per share, cash flow from operations and tax rate as summarized below:

2009 Outlook
Revenues		$4.2-$4.3	billion
Earnings per share, diluted		$1.45-$1.55	per share
Effective tax rate		31%-32%
Cash flow from operations	}	(See below)
Capital expenditures
Capital reimbursement
     Our 2009 outlook is based on the following assumptions:
•	We expect our 2009 revenues to be approximately $4.2-$4.3 billion based on Boeing’s 2009 delivery guidance of 480-485 aircraft; anticipated ramp up of B787 deliveries consistent with our expectations following Boeing’s announcement of the revised B787 schedule on August 27, 2009; 2009 expected Airbus deliveries of approximately 483 aircraft; internal Spirit forecasts for non-OEM production activity and non-Boeing and Airbus customers; and foreign exchange rates consistent with year-end 2008 levels. As we are nearing the end of the third quarter, we are highlighting certain risks associated with this guidance that could cause a shortfall to the range. The guidance assumes the resolution of certain outstanding non-recurring assertions related specifically to the B787 and B747-8 programs and the receipt of scheduled milestone payments associated with the development of the A350 XWB program. To the extent these forecasted payments are not received during the third and fourth quarters of 2009, they will represent a shift in revenues, earnings and cash flows from 2009 to 2010.

•	We expect our 2009 fully diluted earnings per share to be between $1.45 and $1.55 per share after the increase in interest expense and fees associated with the previously announced senior unsecured bond offering.

•	We expect our 2009 cash flow from operations less capital expenditures, net of customer reimbursements, to be no more than a ($100) million use of cash in the aggregate, with capital expenditures of approximately $250 million. As mentioned above in the revenue guidance, to the extent the successful resolution of certain assertions with our largest customer or receipt of milestone payments from Airbus is not achieved, the positive cash flows associated with those settlements currently included in our 2009 guidance will shift from 2009 to 2010.

     Our third quarter of 2009 has not yet concluded, and thus our actual results for the third quarter of 2009 may differ from historical trends and from our expectations reflected above.
Forward-Looking Statements
     This Current Report on Form 8-K release contains “forward-looking statements.” Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to: our ability to continue to grow our business and execute our growth strategy, including the timing and execution of new programs; reduction in the build rates of certain Boeing aircraft including, but not limited to, the B737 program, the B747 program, the B767 program and the B777 program, and build rates of the Airbus A320 and A380 programs, which could be affected by the impact of a deep recession on business and consumer confidence and the impact of continuing turmoil in the global financial and credit markets; declining business jet manufacturing rates and customer cancellations or deferrals as a result of the weakened global economy; the success and timely execution of key milestones such as first flight and delivery of Boeing’s new B787 and Airbus’ new A350 aircraft programs, including receipt of necessary regulatory approvals and customer adherence to their announced schedules; our ability to enter into supply arrangements with additional customers and the ability of all parties to satisfy their performance requirements under existing supply contracts with Boeing, Airbus, and other customers; any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals or reduced orders by their customers; any adverse impact on the demand for air travel or our operations from the outbreak of diseases such as the influenza outbreak caused by the H1N1 virus, avian influenza, severe acute respiratory syndrome or other epidemic or pandemic outbreaks; returns on pension plan assets and impact of future discount rate changes on pension obligations; our ability to borrow additional funds or refinance debt; competition from original equipment manufacturers and other aerostructures suppliers; the effect of governmental laws, such as U.S. export control laws, the Foreign Corrupt Practices Act, environmental laws and agency regulations, both in the U.S. and abroad; our ability to perform our obligations and manage cost related to our new commercial and business aircraft development programs; the cost and availability of raw materials and purchased components; our ability to successfully extend or renegotiate our primary collective bargaining contracts with our labor unions; our ability to recruit and retain highly skilled employees and our relationships with the unions representing many of our employees; spending by the U.S. and other governments on defense; the outcome or impact of ongoing or future litigation and regulatory actions; and our exposure to potential product liability claims. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     In accordance with General Instruction B.6 of Form 8-K, the information in this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: September 21, 2009	/s/ Ulrich Schmidt
Ulrich Schmidt
Executive Vice President and Chief Financial Officer